INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-09435 of CompuDyne Corporation on Form S-8 of our report dated March 25, 2003, appearing in the Annual Report on Form 10-K of CompuDyne Corporation for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP
Baltimore, Maryland
April 11, 2003